Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Hanif Jamal	Kirsten Garvin
Chief Financial Officer	Director of Investor Relations
Tel: 760-931-5500	Tel: 760-476-3811
Email: investors@dothill.com	Email: kirsten.garvin@dothill.com
Dot Hill Reports Third Quarter 2006 Results
CARLSBAD, Calif. — November 8, 2006 — Dot Hill Systems Corp. (NASDAQ:HILL) today announced financial results for the third quarter ended September 30, 2006. Net revenue was $54.8 million for the third quarter of 2006, compared to $53.6 million for the third quarter of 2005 and $66.3 million for the second quarter of 2006. The year over year revenue growth was primarily driven by shipments of the company’s new 2730 storage products, recently announced at Storage Networking World, which are based on Dot Hill’s proprietary RAID controller technology. The sequential decline in revenue was due primarily to seasonality at the company’s largest OEM customer. Additionally, backlog at the end of the third quarter was $4.3 million, an increase of $1.6 million from the end of the second quarter of 2006.
Net loss for the third quarter of 2006 was $60.1 million, or $1.34 per fully diluted share, inclusive of a tax charge of $52.5 million, or $1.17 per fully diluted share. Excluding this tax charge, the net loss for the third quarter of 2006 would have been $7.6 million, or $0.17 per fully diluted share. This compares to a third quarter 2005 net loss of $1.3 million, or $0.03 per fully diluted share, and a second quarter 2006 net loss of $6.6 million, or $0.15 per fully diluted share. Please see the table included at the end of this release for a reconciliation of non-GAAP financial results to GAAP financial results. See also the paragraph “About Non-GAAP Financial Measures” below.
Gross profit for the third quarter of 2006 was 12.8 percent as compared to third quarter 2005 gross profit of 23.0 percent and second quarter 2006 gross profit of 20.8 percent. The sequential decline in gross profit from the second quarter of 2006 was due primarily to higher manufacturing overhead associated with higher material and transformation costs in the early stages of production for the various new products the company is launching. These costs were distributed over a lower than expected revenue base, and were compounded by greater than expected shipments of the company’s new 2730 RAID storage products, which had negative margins in the quarter.
“Although the financial results of third quarter of 2006 are disappointing, we are encouraged by the milestones we did achieve during the quarter,” said Dana Kammersgard, president and chief executive officer of Dot Hill. “We are transitioning from challenges associated with revenue concentration and intellectual property ownership to the challenge of margin improvement. We shipped our new 2730 RAID storage product based on our proprietary controller technology in significant volume and surpassed our quarterly forecasts by two-fold. We also added several new OEM customers to our portfolio, which we anticipate will help increase market share and lessen our dependence on our larger OEM customers. Also during the quarter, we announced the shipment of over 100,000 storage products to our largest OEM customer which demonstrates the continued strength of that relationship. Our relationships with all of our OEM customers remain strong and we continue to develop and manufacture products for them.

“Along with these achievements, we realize that there is still a lot of work to be done on many fronts. The entire Dot Hill management team is working diligently on increasing profits through operating expense and product cost reduction measures and supply chain management. We did substantially reduce operating expenses for the third quarter of 2006, but there are more reductions that can be made as we ramp our new products and refine our operating efficiencies. We will also continue our focus on customer satisfaction as we maintain and strengthen our current relationships and forge new relationships with prospective customers.”
“Dot Hill’s balance sheet remains strong with cash, cash equivalents and short-term investments totaling $108.5 million for the third quarter of 2006,” said Hanif Jamal, chief financial officer of Dot Hill. “This compares to the second quarter 2006 balance of $110.2 million. The decrease in the company’s cash position can be attributed primarily to a payment of $3.35 million to Crossroads Systems, associated with our legal settlement.
“The company has set fourth quarter 2006 guidance in the range of $52 to $55 million for net revenue and a net loss in the range of $0.20 to $0.23 per fully diluted share.”
The third quarter 2006 financial results conference call is scheduled to take place on November 8, 2006 at 4:30 p.m. ET. Please join us for a live audio webcast at www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial 866-825-3308 (U.S.) or 617-213-8062 (International) at least five minutes prior to the start of the call and enter passcode 27429464. A replay of the webcast will be available on the Dot Hill web site following the conference call. For a telephone replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter passcode 24851491.
About Non-GAAP Financial Measures
This press release contains financial results that exclude the effects of a tax charge, and are not in accordance with GAAP. The company believes that this non-GAAP financial measure provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company used this non-GAAP measure when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. This non-GAAP measure should not be viewed in isolation from or as a substitute for the company’s financial results in accordance with GAAP. For more information, please see the table included at the end of this release.
About Dot Hill
Dot Hill is a market leader in providing flexible storage offerings and responsive service and support to OEMs and system integrators, from engagement through end-of-life. Founded in 1984, Dot Hill has more than two decades of expertise in developing high-quality, competitively priced storage products. Focused on providing best-in-class support for OEMs and indirect partners, the company has more than 100,000 systems in use worldwide. With its patented technology and award-winning SANnet® family of storage and its Dot Hill Storage Services, Dot Hill makes storage easy. More information is available at www.dothill.com.

Forward Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding: guidance relating to future net revenue and net loss; Dot Hill’s future market share and ability to reduce its dependence on its large OEM customers; the continued strength of Dot Hill’s relationship with its customers; Dot Hill’s ability to increase profits and reduce costs; our revenues from and relationships with our OEM customers; expected product margins; Dot Hill’s near-term and long-term future; future revenue contributions and distributions across OEM customers; and future reductions in operating expenses. Among the risks that contribute to the uncertain nature of the forward-looking statements include: the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; the ability of Dot Hill to complete deals with existing and new customers on favorable terms or at all; unforeseen technological, intellectual property or engineering issues; competition for direct sales from Dot Hill’s OEM customers; the timing of orders for products and shipments and its effect on revenue recognition; and changing customer preferences in the open systems computing market; as well as the additional risks set forth in the forms 8-K, 10-K and 10-Q most recently filed with the SEC by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2006	2005	2006
NET REVENUE	$53,616	$54,846	$177,524	$179,797
COST OF GOODS SOLD	41,263	47,813	135,749	147,833

GROSS PROFIT	12,353	7,033	41,775	31,964

OPERATING EXPENSES:
Sales and marketing	5,180	3,607	14,920	11,904
Research and development	6,280	8,221	16,335	30,053
General and administrative	3,158	4,181	8,555	14,305
Legal settlement	—	45	—	3,395

Total operating expenses	14,618	16,054	39,810	59,657

OPERATING INCOME (LOSS)	(2,265)	(9,021)	1,965	(27,693)

OTHER INCOME:
Interest income, net	791	1,417	2,189	4,103
Other income (expense), net	7	(14)	93	12

Total other income, net	798	1,403	2,282	4,115

INCOME (LOSS) BEFORE INCOME TAXES	(1,467)	(7,618)	4,247	(23,578)
INCOME TAX EXPENSE (BENEFIT)	(192)	52,468	124	48,109

NET INCOME (LOSS)	$(1,275)	$(60,086)	$4,123	$(71,687)

NET INCOME (LOSS) PER SHARE:
Basic	$(0.03)	$(1.34)	$0.09	$(1.60)

Diluted	$(0.03)	$(1.34)	$0.09	$(1.60)

WEIGHTED AVERAGE SHARES USED TO CALCULATE NET INCOME (LOSS) PER SHARE:
Basic	43,949	44,880	43,832	44,678

Diluted	43,949	44,880	45,613	44,678

COMPREHENSIVE INCOME (LOSS):
Net income (loss)	$(1,275)	$(60,086)	$4,123	$(71,687)
Foreign currency translation adjustments	46	(27)	192	(227)
Net unrealized gain on short-term investments	51	4	30	39

Comprehensive income (loss)	$(1,178)	$(60,109)	$4,345	$(71,875)

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Per Share Amounts)
(Unaudited)

	December 31,	September 30,
	2005	2006
ASSETS
Current Assets:
Cash and cash equivalents	$108,803	$107,206
Short-term investments	13,431	1,249
Accounts receivable, net of allowance of $294 and $638	34,312	36,281
Inventories	2,804	2,359
Prepaid expenses and other	4,539	4,537
Deferred tax assets	5,762	—

Total current assets	169,651	151,632
Property and equipment, net	7,891	10,315
Goodwill	40,725	40,725
Other intangible assets, net	7,414	4,967
Deferred tax assets	41,379	—
Other assets	234	145

Total assets	$267,294	$207,784

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$25,732	$30,166
Accrued compensation	3,561	3,447
Accrued expenses	3,633	5,571
Accrued legal settlement	—	1,475
Deferred revenue	1,327	345
Income taxes payable	60	15
Restructuring accrual	45	—

Total current liabilities	34,358	41,019
Other long-term liabilities	885	2,039

Total liabilities	35,243	43,058

Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized, 44,417 and 44,946 shares issued and outstanding at December 31, 2005 and September 30, 2006, respectively	44	45
Additional paid-in capital	285,377	289,926
Accumulated other comprehensive loss	(118)	(306)
Accumulated deficit	(53,252)	(124,939)

Total stockholders’ equity	232,051	164,726

Total liabilities and stockholders’ equity	$267,294	$207,784

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2006	2005	2006
Cash Flows From Operating Activities:
Net income (loss)	$(1,275)	$(60,086)	$4,123	$(71,687)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,938	1,933	6,017	5,405
Loss on disposal of property and equipment	393	4	461	75
Provision for doubtful accounts	548	243	969	246
Stock-based compensation expense	—	657	8	2,718
Gain on sale of short-term investments	—	—	(5)	—
Deferred taxes	—	52,930	—	47,141
Changes in operating assets and liabilities:
Accounts receivable	11,086	12,701	4,331	(2,007)
Inventories	29	(256)	773	457
Prepaid expenses and other assets	565	14	(1,052)	138
Legal settlement receivable	—	5,720	—	—
Accounts payable	(7,758)	(7,364)	(17,214)	2,292
Accrued compensation and expenses	(271)	1,198	(683)	1,787
Legal settlement payable	—	(9,025)	—	1,475
Deferred revenue	730	9	670	(989)
Income taxes payable	(236)	5	(243)	(46)
Restructuring accrual	(43)	—	(92)	(45)
Other long-term liabilities	73	(91)	48	1,152

Net cash provided by (used in) operating activities	5,779	(1,408)	(1,889)	(11,888)

Cash Flows From Investing Activities:
Purchases of property and equipment	(1,151)	(1,005)	(3,008)	(3,998)
Sales and maturities of short-term investments	18,806	3,500	50,632	22,575
Purchases of short-term investments	(87)	—	(25,200)	(10,337)

Net cash provided by investing activities	17,568	2,495	22,424	8,240

Cash Flows From Financing Activities:
Proceeds from sale of stock to employees	490	452	1,040	1,055
Proceeds from exercise of stock options and warrants	588	55	738	777

Net cash provided by financing activities	1,078	507	1,778	1,832

Effect of Exchange Rate Changes on Cash	46	152	192	219

Net Increase (Decrease) in Cash and Cash Equivalents	24,471	1,746	22,505	(1,597)
Cash and Cash Equivalents, beginning of period	65,530	105,460	67,496	108,803

Cash and Cash Equivalents, end of period	$90,001	$107,206	$90,001	$107,206

Supplemental Disclosures of Cash Flow Information:
Construction in progress costs incurred but not paid	$770	$663	$770	$1,464

Cash paid for interest	$—	$—	$—	$—

Cash paid for income taxes	$42	$1,433	$540	$1,482

DOT HILL SYSTEMS CORP. AND SUBSIDIARIES
RECONCILIATION TABLE OF NON-GAAP MEASURES
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months
	Ended	Net (Loss) per Share		Weighted Average Shares
	September 30, 2006	Diluted	Basic	Diluted	Basic
Net Loss as reported	$(60,086)	$(1.34)	$(1.34)	44,880	44,880

Effect of income tax charge to record allowance on U.S. deferred tax assets	47,141	1.05	1.05	44,880	44,880

Effect of revision to effective tax rate for fiscal year 2006	5,327	0.12	0.12	44,880	44,880

Net Loss as adjusted	$(7,618)	$(0.17)	$(0.17)	44,880	44,880

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